ASSET PURCHASE AGREEMENT
                            ------------------------

This ASSET PURCHASE AGREEMENT (the "Agreement") is made and is entered into this _____ day of ________________________, 2002, by, between and among POMEROY
SELECT INTEGRATION SOLUTIONS, INC. (Purchaser"), VERITY SOLUTIONS, LLC, an Ohio limited liability company (Seller), and JOHN R. BLACKBURN ("J. Blackburn") (hereinafter referred to as the Member").

                              W I T N E S S E T H :

WHEREAS, Seller is a full service provider of a variety of information technology consulting service and support solutions, involving enterprise management, network infrastructure, network operating systems, and various desktop technologies relating to custom development, applications training, version upgrades, database management support and data warehousing and reporting solutions to large and medium size commercial and other professional customers throughout the Northern Ohio area; and

WHEREAS, Member is the owner of one hundred percent (100%) of the membership interest of Seller; and-

WHEREAS, Purchaser is a single source provider of integrated desktop management and network services including life cycle services, internetworking services, and end user support services; and

WHEREAS, Purchaser is a wholly owned subsidiary of Pomeroy Computer Resources, Inc. (PCR), which is in the business of marketing and selling a broad range of microcomputers and related products, including equipment selection, procurement and configuration; and

WHEREAS, Purchaser desires to purchase certain of the assets of Seller used in its information technology consulting service and support solutions business (the Business), and assume certain of the liabilities of the Seller in connection with the Business, and Seller desires to sell certain of such assets, subject to such liabilities, but only upon (i) the terms and subject to the conditions set forth in this Agreement, (ii) the representations, warranties, covenants, indemnifications, assurances and undertakings of the Seller, the Member and of Purchaser contained in this Agreement, (iii) the agreement of the Seller to refrain from competition with Purchaser for the term set forth in its Non-Competition Agreement, (iv) the agreement of the Member to refrain from competition for the term set forth in his Non-Competition Agreement.

NOW, THEREFORE, in consideration of the above premises and the mutual promises, covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:


                                       1.
                                   DEFINITIONS
                                   -----------

1.1       Affiliate. "Affiliate" shall have the meaning ascribed to such term in
          ---------
          Rule  405  promulgated  under  the Securities Act of 1933, as amended.

1.2       Assumed  Liabilities.  The "Assumed Liabilities are the liabilities of
          --------------------
          Seller assumed or paid at Closing by Purchaser pursuant to Section 3.1 of this Agreement.

1.3       Balance  Sheet.  The "Balance Sheet" is the unaudited balance sheet of
          --------------
          Seller as of July 31, 2002, included as part of the Financial Statements.

1.4       Closing.  The  "Closing" shall be the consummation of the transactions
          -------
          contemplated  under  this  Asset  Purchase  Agreement.

1.5       Closing  Date.  The  "Closing  Date" shall be as of 9:00 a.m., E.D.T.,
          -------------
          August  30,  2002.

1.6       Code.  The "Code" is the Internal Revenue Code of 1986, as amended, 26
          ----
          U.S.C.  1  et  seq.
                     -------

1.7       Court.  A  "Court" is any federal, state, municipal, domestic, foreign
          -----
          or other governmental tribunal or an arbitrator or person with similar power or authority.

1.8       Disclosure  Schedule.  The  "Disclosure  Schedule"  is  the Disclosure
          --------------------
          Schedule dated the date of this Agreement and delivered by Seller to Purchaser.

1.9       Encumbrance.  An  "Encumbrance"  is  any  security  interest, lien, or
          -----------
          encumbrance whether imposed by agreement, law or otherwise, on any of the Purchased Assets (as defined herein).

1.10      Excluded Assets. An "Excluded Asset" is any asset set forth in Section
          ---------------
          2.3.

1.11      Financial  Statements.  The  "Financial  Statements" are the unaudited
          ---------------------
          financial statements of Seller for the years ending December 31, 2001, including any and all notes thereto, and the unaudited financial statements of the Seller for the period commencing January 1, 2002 and ending July 31, 2002, including any and all notes thereto.

1.12      Funded Debt. "Interest Bearing Debt" of Seller related to the Business
          -----------
          as  reflected  on  the  Pro  Forma  Balance  Sheet.

1.13      Governmental  Entity.  A  "Governmental  Entity"  is  any Court or any
          --------------------
          federal, state, municipal, domestic, foreign or other administrative agency, department, commission, board, bureau or other governmental authority or instrumentality.

1.14      Knowledge  of  Seller  and  Member or Sellers Knowledge. "Knowledge of
          -------------------------------------------------------
          Seller and Member and/or Sellers Knowledge" shall mean actual knowledge of the Member.

1.15      Net Asset Amount.  "Net Asset Amount" shall have the meaning set forth
          ----------------
          in Section  5.1.

1.16      2002  EBIT.  The  earnings before interest and taxes of Seller for the
          ----------
          period commencing January 1, 2002 and ending upon the Closing Date and for Purchasers Verity Solutions Division for the period commencing on the Closing Date and ending December 31, 2002, as set forth in Section
          5.2. The determination of the 2002 EBIT shall be determined in accordance with the provisions set forth in Section 5.2.

1.17      NPBT.  The  net  profit  before  taxes  of Purchasers Verity Solutions
          ----
          Division for the applicable period as set forth in Section 4.4. The determination of NPBT shall be determined in accordance with the provisions set forth in Section 4.5.

1.18      Person.  Any  natural  person,  firm,  partnership,  association,
          ------
          corporation, company, limited liability company, limited partnership, trust, business trust, governmental authority or other entity.

1.19      Pro  Forma Balance Sheet. The "Pro Forma Balance Sheet" is the balance
          ------------------------
          sheet of Seller prepared as described in Section 5.1 and adjusted for Excluded Assets of Seller and Excluded Liabilities relating to the Business of Seller as of the Closing Date.

1.20      Purchase Price.  The  "Purchase Price" is the total consideration paid
          --------------
          by Purchaser to Seller for the Purchased Assets as set forth in Sections 4.1 and 4.4.

1.21      Purchased Assets. The "Purchased Assets" are the assets of Seller used
          ----------------
          in the Business, acquired by Purchaser pursuant to the terms of this Agreement.

1.22      Sellers Accountant.  "Sellers Accountant"  shall  mean  Zion, Smorag &
          ------------------
          Associates.

1.23      July 31 Pro-Forma Balance Sheet. The "July 31 Pro-Forma Balance Sheet"
          -------------------------------
          is the unaudited balance sheet of the Seller adjusted for Excluded Assets and Excluded Liabilities of Seller relating to the Business as of July 31, 2002.

1.24      Tax or Taxes.  Any federal, state, provincial, local, foreign or other
          ------------
          income, alternative, minimum, any taxes under Section 1374 of the Code, any taxes under Section 1375 of the Code, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, including taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not).

1.25      Tax  Return.  A  "Tax Return" is a report, return or other information
          -----------
          required to be supplied to a Governmental Entity in connection with Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Seller.


                                       2.
                                      TERMS
                                      -----

2.1       Agreement.
          ---------

          Seller agrees to sell and convey to Purchaser the Purchased Assets as hereinafter set forth in Section 2.2 owned by such entity. Purchaser agrees to purchase the Purchased Assets. The agreements of

          Purchaser and Seller are expressly conditioned upon the terms, conditions, covenants, representations and warranties as hereinafter set forth.

2.2       Assets  to  be  Sold  by  Seller  and  Purchased  by  Purchaser.
          ---------------------------------------------------------------

          At the Closing of this transaction, Purchaser shall purchase and Seller shall sell the assets of Seller used in the Business, except for the Excluded Assets relating to the Business. The Purchased Assets shall include, but not be limited to:

          (a) All tangible personal property and assets of Seller of every kind and description, real, personal or mixed, wherever located, used in the Business, including without limitation, all such assets as reflected on the July 31, 2002 Pro Forma Balance Sheet (excepting those assets disposed of, and including those assets acquired, in the ordinary course of business since the date of the July 31, 2002 Pro Forma Balance Sheet);

          (b) All intangible assets of Seller which are used in the Business of the Seller, including without limitation, all purchase orders, contract rights and agreements, work in process, customer lists, supplier agreements, patents, trademarks and service marks
               (including the goodwill associated with the marks), office supplies, computer programs, claims of Seller, the right to use of the limited liability company name and trade names of or used by Seller, or any derivative thereof, as all or part of the limited liability company or trade name;

          (c) All investment securities, cash and cash equivalents and customer notes receivable relating to the Business;

          (d) All accounts receivable and vendor receivables relating to the Business;

          (e)  Certain  vehicles  of  Seller  set  forth  on attached Exhibit A;

          (f) All prepaid expenses applicable to the Business, including but not limited to all prepaid software licenses;

          (g) All of Sellers fixed rate contracts and time and material contracts relating to the Business;

          (h) All vendor rebates, spiff money, retainage amounts under any contracts and any customer deposits relating to the Business;

          (i)  All  of  Sellers  service  contracts  relating  to  the Business;

          (j)  All  of  Sellers  consulting  contracts relating to the Business;

          (k) All distribution contracts and authorizations of Seller relating to the Business;

          (l) All base artwork, photo materials, plates (if owned by Seller), separations and other materials that are used by Seller for printing brochures and promotional materials including all intellectual property rights therein relating to the Business;

          (m) The assignment of any telephone numbers, telefax numbers, e-mail addresses and internet websites used in the Business of Seller;

          (n) The entire right, title, benefit and interest of Seller now existing or hereafter arising, in or to all indemnities, guaranties, warranties, claims and CHOSES of action of Seller against other parties with respect to the Purchased Assets, including by way of example and not limitation, any rights under insurance policies and any other rights thereunder, but only with respect to the Purchased Assets;

          (o) All of Sellers books, records, files, correspondence, manuals, documents, agreements, lists and other writings used in or relating to the Business, including paid accounts payable, paid accounts receivable, purchase, sales, customer, representative, marketing, advertising, distribution, operations, personnel, research and development records, data, information and materials;

          (p) Sellers rights under the agreements set forth in Schedule 2.2(p) with respect to the parties set forth therein, pursuant to which such parties agreed not to disclose, use or communicate information regarding such parties business (which is part of the Business) and not to engage in certain activities competitive with the Business; and

          (q) All other fees, assets, property, business and going concern value, and rights of Seller (including the rights under covenants or agreements not to disclose confidential information or not to compete, if any) and rights under the respective asset purchase agreements, stock purchase agreements or other documents set forth on Disclosure Schedule 2.2(q) (and related documents) pursuant to which Seller acquired certain of the assets of the parties set forth in such Disclosure Schedule.

2.3       Excluded  Assets.
          ----------------

          The  Excluded  Assets  are  set  forth  on  Exhibit  B  hereto.

2.4       Lease  Agreements.
          -----------------

          Seller is the lessee under certain lease agreements of real and personal properties as listed on Schedule 2.4:

                 (the  "Leases")

          At the Closing, Seller and Purchaser shall execute necessary documentation for the assignment of Leases and all of Seller's right and interest thereunder to Purchaser, as agreed upon by the parties and, at the Closing, Seller shall assign all its respective rights and interest in said Leases to Purchaser. Seller and Purchaser shall use best efforts to obtain terminations of any personal guarantees relating to such Leases. Purchaser agrees to indemnify, defend and hold Seller and the Member harmless from any loss, damage, claim, liability or deficiency with respect to the obligations and liabilities of Seller under the aforementioned leases arising or accruing after the Closing Date which is assumed by Purchaser. To the extent that the assignment of any Lease shall require the consent of other parties thereto, this Agreement shall not constitute an assignment thereof and Seller shall obtain any such necessary consents or assignments by the Closing, or as reasonably possible after the Closing.

2.5       Instruments  of  Transfer.
          -------------------------

          Except as otherwise provided herein, at Closing, Seller will deliver to Purchaser such bills of sale, endorsements, assignments and other good and sufficient instruments of transfer and assignment as shall be effective to vest in Purchaser good title and interest in and to the Purchased Assets. At or after the Closing, and without further consideration, Seller will execute and deliver to Purchaser such further instruments of conveyance and transfer and take such other action as Purchaser may reasonably request in order to more effectively convey and transfer to Purchaser any of the Purchased Assets or for aiding and assisting and collecting and reducing to possession and exercising rights with respect thereto. Seller and Member agree to use their best efforts to obtain and deliver to Purchaser such consents, approvals, assurances and statements from third parties as Purchaser may reasonably require in a form reasonably satisfactory to Purchaser. In addition to the foregoing, Seller will deliver to Purchaser the originals or copies of all of Seller's books, records and other data relating to the Purchased Assets; and simultaneously with such delivery, Seller shall take all such acts as may be necessary to put Purchaser in actual possession and operating control of the Purchased Assets. Seller shall cooperate with Purchaser to permit such parties, if possible, to enjoy such Sellers ratings and benefits under workmen's compensation laws and unemployment compensation laws to the extent permitted by such laws.

2.6       Instruments  Giving  Certain  Powers  and  Rights.
          -------------------------------------------------

          At the Closing, Seller shall, by appropriate instrument, constitute and appoint Purchaser, its successors and assigns, the true and lawful attorney of Seller with full power of substitution, in the name of Purchaser or the name of Seller, on behalf of and for the benefit of Purchaser, to collect all accounts receivable and/or vendor receivables and other items being transferred and assigned to Purchaser as provided herein, to endorse, without recourse, any and all checks in the name of Seller the proceeds of which Purchaser is entitled to hereunder, to institute and prosecute, in the name of Seller or otherwise, all proceedings which Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets, to defend and compromise any and all actions, suits and proceedings in respect of any of the Purchased Assets, and to do all such acts and things in relation thereto as such party may deem advisable. Purchaser shall provide Seller with notice of any collection action(s) instituted by it under this provision. Seller agrees that the foregoing powers are coupled with an interest and shall be irrevocable by the Seller, directly or indirectly, by the dissolution of Seller or in any manner or for any reason. Seller further agrees that Purchaser shall retain for its own respective account any amounts collected pursuant to the foregoing powers, and Seller shall pay or transfer to Purchaser, if and when received, any amounts which shall be received by Seller after the Closing in respect of any such receivables or other assets, properties, rights or business to be transferred and assigned to Purchaser as provided herein. Seller further agrees that, at any time or from time to time after the Closing, it will, upon the request of Purchaser and at Seller's expense, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged or delivered, all such further reasonable acts, assignments, transfers, powers of attorney or assurances as may be required in order to further transfer, assign, grant, assure and confirm to Purchaser, or to aid and assist in the collection or granting of possession by Purchaser, of any of the Purchased Assets, or to vest in Purchaser good and marketable title to the Purchased Assets.

          To the extent that any assignment does not result in a complete transfer of the contracts to Purchaser because of a provision in any contract against Seller's assignment of any its right thereunder, Seller shall cooperate with Purchaser in any reasonable manner proposed by Purchaser to complete the acquisition of the contracts and Seller's rights, benefits and privileges thereunder in order to fulfill and carry out Seller's obligations under this Agreement. Such additional action may include, but is not limited to: (i) entering into a subcontract between Seller and Purchaser which allows such party to perform Seller's duties under such contracts and to enforce Seller's rights thereunder; (ii) entering into a new multi-party agreement with such customers which allows Purchaser to perform Seller's obligations and enforce Seller's rights under the contracts.


                                       3.
                            ASSIGNMENT OF LIABILITIES
                            -------------------------

3.1       Liabilities  to  be  Paid  Off  at  Closing  or  Assumed by Purchaser.
          ---------------------------------------------------------------------

          A. At the Closing, Purchaser shall assume and pay off or discharge (or pay to Seller, who will discharge) when due (and secure the release of Seller and Member from any and all personal liability or guaranty with respect to such obligation), the following:

               (i) Sellers obligation to FirstMerit Bank, N.A. under a credit facility, the outstanding amount of which on July 31, 2002 is Two Hundred Thirty-Five Thousand Dollars ($235,000.00), plus accrued interest, and as of the Closing Date is $235,397.61, which is collateralized by a security interest in Sellers assets;

               (ii) All  of the trade accounts payable of the Seller relating to the Business incurred in the ordinary course of business consistent with Sellers prior practices, the outstanding amount of which is $4,670.75 on July 31, 2002, and as may be incurred, increased or decreased since July 31, 2002 to the Pro Forma Balance Sheet for operations in the ordinary course of business or any other transaction provided by this Agreement, and subject to the satisfaction of the Net Asset Amount requirement set forth in Section 4.1(d) as of the Closing Date.

              (iii) All  of  the obligations and liabilities of Seller arising after  the  Closing under the contracts described in Section
                    2.2  and  the  Leases  described  in  Section  2.4.

               The  Assumed  Liabilities  to be paid off as set forth in Section
               3.1 A. (i)-(ii), as may be incurred, increased or decreased since the July 31, 2002 Pro Forma Balance Sheet to the Pro Forma Balance Sheet for operations in the ordinary course of business or any other transaction permitted by this Agreement, and subject to the satisfaction of the Net Asset Amount requirement set forth in Section 4.1(d) as of the Closing Date.

               It is intent of the parties that Purchaser shall pay off at Closing, or assume and pay off or discharge when due, all obligations of Seller set forth in Section 3.1.A above for which the Member has personal liability and Purchaser agrees to use its best efforts to secure the release of such Member from such liability after the Closing if such releases are not secured prior to Closing.


          B. Purchaser shall pay to Seller at Closing, the sum of Twenty-Four Thousand Three Hundred Five Dollars and Fifty-Seven Cents ($24,305.57), which represents the amount of Seller's accrued payroll and taxes and accrued travel and entertainment expenses as of August 30, 2002. Seller, upon receipt, agrees to use such funds to pay off such accrued expenses.

          C Purchaser agrees to indemnify, defend and hold Seller and Member harmless from any loss, damage, claim, liability or deficiency with respect to Assumed Liabilities.

3.2       Excluded  Liabilities.
          ---------------------

          Notwithstanding anything in this Agreement to the contrary, Purchaser shall not assume or become responsible for any claim, liability or obligation of any nature whatsoever, whether known or unknown, accrued, absolute, contingent or otherwise (a "Liability") of Seller except the Assumed Liabilities that are specifically assumed by such party. Without limiting the generality of the foregoing, the following are included among the Liabilities of Seller which Purchaser shall not assume or become responsible for (unless specifically included as Assumed Liabilities):

          (a) all Liabilities for any Taxes whether deferred or which have accrued or may accrue or become due and payable by Seller either prior to, on or after the Closing Date, including, without limitation, all Taxes and fees of a similar nature arising from the sale and transfer of the Purchased Assets to Purchaser;

          (b) all Liabilities to any current or former members, directors, officers, employees or agents of Seller, including, without limitation, all Liabilities and obligations for wages, salary, bonuses, commissions, vacation or severance pay, deferred compensation, retirement pay, profit sharing or pension benefits, and all Liabilities arising under any bonus, commission, salary or compensation plans or arrangements, whether accruing prior to, on or after the Closing Date;

          (c) all Liabilities with respect to unemployment compensation claims and workers compensation claims and claims for race, age and sex discrimination or sexual harassment or for unfair labor practice based on or arising from occurrences, circumstances or events, or exposure to conditions, existing or occurring prior to the Closing Date and for which any claim may be asserted by any of Sellers employees, prior to, on or after the Closing Date;

          (d) all Liabilities of Seller to third parties for personal injury or damage to property based on or arising from occurrences, circumstances or events, or exposure to conditions, existing or occurring prior to the Closing Date and for which any claim may be asserted by any third party prior to, on or after the Closing Date;

          (e) all Liabilities of Seller arising under or by virtue of federal or state environmental laws based on or arising from occurrences, circumstances or events, or exposure to conditions, existing or occurring prior to the Closing Date and for which any claim may be asserted prior to, on or after the Closing Date;

          (f) all Liabilities of Seller including any costs of attorneys' fees incurred in connection therewith, for litigation, claims, demands or governmental proceedings arising from occurrences, circumstances or events, or exposure to conditions occurring or existing prior to the Closing Date, and which may be asserted or commenced prior to, on or after the Closing Date;

          (g) all Liabilities based on any theory of liability or product warranty with respect to any product manufactured or sold prior to the Closing Date and for which any claim may be asserted by any third party, prior to, on or after the Closing Date;

          (h) all attorneys' fees, accountants or auditors' fees, and other costs and expenses incurred by Seller and/or the Member in connection with the negotiation, preparation and performance of this Agreement or any of the transactions contemplated hereby;

          (i)  all Liabilities of Seller in connection with the Excluded Assets;

          (j) all Liabilities of Seller with respect to any options, warrants, agreements or convertible or other rights to acquire any membership interest in Seller;

          (k) all Liabilities of Seller incurred incident to any indemnification for breach of any representations, warranties, covenants, or other agreements made by Seller under any of the asset purchase, stock, reorganization, or other legal transaction(s) set forth in Disclosure Schedule 2.2(q);

          (l) all Liabilities of Seller with respect to any loans or advances made by the Member or any Affiliate to Seller;

          (m) all other debts, Liabilities, obligations, contracts and commitments (whether direct or indirect, known or unknown, contingent or fixed, liquidated or unliquidated, and whether now or hereinafter arising) arising out of or relating to the ownership, operation or use of any of the Purchased Assets on or prior to the Closing Date or the conduct of the Business of Seller prior to the Closing Date, except only for the liabilities and obligations to be assumed or paid, performed or discharged by Purchaser constituting Assumed Liabilities; and

          (n) all Liabilities of Seller with respect to any unpaid sales tax as of the Closing Date related to accounts receivable as of such date.

          Seller shall pay all liabilities not being assumed hereunder by Purchaser within the customary time for payment of such liabilities.

          It is the intent of the parties that upon Closing, all employees of Seller will be terminated by Seller and Purchaser will extend offers of employment to such individuals.


                                       4.
                     CONSIDERATION FOR THE PURCHASED ASSETS
                     --------------------------------------

4.1       Purchase  Price  for  the  Purchased  Assets.
          --------------------------------------------

          Subject to the other terms of this Agreement, the Purchase Price for the Purchased Assets shall be the sum of:

          (a) Five Hundred Twenty-Four Thousand Three Hundred Dollars ($524,300.00), less the amount of any Funded Debt of Seller in excess of Two Hundred Thirty-Five Thousand Dollars ($235,000.00) as of the Closing Date;

          (b) The liabilities assumed or paid off at Closing under Section 3.1; and

          (c) Any amount that may be paid pursuant to Section 4.4 that is allocated to the Purchase Price.

          The sum of the items contained in Sections 4.1(a), (b) and (c) above shall be adjusted by the amounts determined under Sections 4.1(d) and/or (e), as follows:

          (d) If the deficit in the Net Asset Amount of the Seller as of the Closing Date as shown on the Pro Forma Balance Sheet is greater than negative Twenty-Five Thousand Dollars ($-25,000.00), the Purchase Price shall be decreased on a dollar-for-dollar basis equal to the difference between $-25,000.00 and such amount. In the event the deficit in the Net Asset Amount of the Seller as of the Closing Date is less than $-25,000.00, no increase to the Purchase Price shall be made under this Section 4.1(d). The determination of the Net Asset Amount shall be made in the manner provided for in Section 5.1 hereof.

          (e) If the 2002 EBIT is more than ten percent (10%) below the amount of One Hundred Forty-Nine Thousand Eight Hundred Dollars ($149,800.00), or One Hundred Thirty-Four Thousand Eight Hundred Twenty Dollars ($134,820.00), the Purchase Price shall be decreased by any shortfall below such amount, multiplied by six
               (6). In the event the 2002 EBIT was $130,000.00, the adjustment hereunder would be $28,920.00 ($4,820.00 x 6). Any reduction to the Purchase Price hereunder will be set off proportionately against the promissory note described in Section 4.2(b) and the cash paid at Closing as set forth in Section 4.2(a). If the 2002 EBIT is equal to or greater than One Hundred Thirty-Four Thousand Eight Hundred Twenty Dollars ($134,820.00), but less than or equal to One Hundred Forty-Nine Thousand Eight Hundred Dollars ($149,800.00), no adjustment to the Purchase Price shall be made under this Section 4.1(e). In the event that the 2002 EBIT is greater than One Hundred Forty-Nine Thousand Eight Hundred Dollars ($149,800.00), no increase to the Purchase Price shall be made under this Section 4.1(e). The determination of the 2002
               EBIT shall be made in the manner provided for in Section 5.2 hereof.

4.2       Payment  of  the  Purchase  Price  for  the  Purchased  Assets.
          --------------------------------------------------------------

          Subject to the conditions, covenants, representations and warranties hereof, at Closing, Purchaser shall deliver:

          (a) By certified or bank cashier's check or by wire transfer to Seller, the amount of Three Hundred Forty Thousand Seven Hundred Ninety-Five Dollars ($340,795.00), as may be adjusted by the amount of Sellers Funded Debt assumed or paid off by Purchaser under Section 3.1(a) in excess of Two Hundred Thirty-Five Thousand Dollars ($235,000.00) as of the Closing Date;

          (b) The remaining sum of One Hundred Eighty-Three Thousand Five Hundred Five Dollars ($183,505.00) shall be payable to Seller pursuant to the terms of Purchasers subordinated promissory note. The note shall bear interest at the prime rate of Chase Manhattan Bank as of the date of Closing. The principal of the note shall be payable in full on the first annual anniversary of the Closing. Interest on the unpaid principal balance of the note shall be paid quarterly with the first interest payment being due and payable ninety (90) days from Closing. Such note and all obligations of Purchaser thereunder will be subordinated and made junior in right of payment to the extent and in the manner provided in a Subordination Agreement to be executed between Deutsche Financial Services Corporation, as Administrative Agent for itself and other lenders, and Purchaser and Seller. A copy of said note is attached hereto as Exhibit D. Such note shall be subordinate to Purchasers lenders pursuant to the terms of a Subordination Agreement in the form attached hereto as Exhibit E. The obligation of Purchaser under said note shall be guaranteed by PCR in the form attached hereto as Exhibit F.

          (c)  The  Assumed  Liabilities  assumed or paid off under Section 3.1.

4.3       Allocation  of  Purchase  Price.
          -------------------------------

          The Purchase Price to be paid to the Seller hereunder, including the liabilities assumed or paid by Purchaser pursuant to Section 3.1, shall be allocated as set forth on Exhibit G attached hereto. Seller and Purchaser and Member agree that each shall act in a manner consistent with such allocation in (a) filing Internal Revenue Form 8594; and (b) in paying sales and other transfer taxes in connection with the purchase and sale of assets pursuant to this Agreement.

4.4       Potential  Adjustment  to  Purchase  Price.
          ------------------------------------------

          If the Net Profits Before Taxes ("NPBT") of Purchaser's Verity Solutions Division during any of fiscal years 2003, 2004 and 2005 exceed the applicable NPBT threshold for such year set forth below:

               Fiscal  Year  2003                               $126,800

               Fiscal  Year  2004                         -     $176,800

               Fiscal  Year  2005                         -     $226,800

          Purchaser  shall  pay  Seller,  by bank check or wiring, within ninety
          (90) days following the end of the fiscal year, fifty percent (50%) of the NPBT of Purchaser's Verity Solutions Division in excess of the NPBT threshold for the applicable year, subject to a cumulative limitation of One Million Dollars ($1,000,000.00) during such aggregate period. Any NPBT shortfall in any year shall not be offset against any excess NPBT in any subsequent year(s) hereunder, it being the intent of the parties that the NPBT set forth herein shall apply to each applicable year separately, subject, however, to the cumulative limitation of $1,000,000.00 during such aggregate period. Such cash payment by Purchaser shall be additional Purchase Price, which will be added to the goodwill allocation of the Purchase Price.

4.5       Operation  of  and Accounting for Purchasers Verity Solutions Division
          ----------------------------------------------------------------------
          and Procedure  for  Determination  of  NPBT.
          --------------------------------------------

          For purposes of this Agreement, "Purchasers Verity Solutions Division" shall be defined as the Business acquired from Seller by Purchaser pursuant to an Asset Purchase Agreement of even date., and any additions, expansions, growth or enhancements thereof that may occur after the date of this Agreement, Purchaser agrees that commencing January 6, 2003, the term "Verity Solutions Division" shall include Purchaser's existing Cleveland, Ohio branch.

          For purposes of Section 4.4, the term NPBT" shall mean the net profit before taxes of Purchasers Verity Solutions Division during the applicable period. The NPBT shall be determined by the internally-generated financial statements for Purchaser's Verity Solutions Division determined in accordance with generally accepted accounting principles, consistently applied (Verity Books of Account), provided that (i) for the period commencing January 6, 2003 through the end of Fiscal Year 2003, the Verity Books of Account will provide for a 1.5% MAS royalty fee and a .3% Ad Fund royalty fee on the gross sales by Purchasers Verity Solutions Division during such period. The parties shall exercise good faith in effectuating the implementation of said Astea Accounting System at Purchasers Verity Solutions Division; (ii) for Fiscal Years 2004 and 2005, the MAS royalty fee and Ad Fund royalty fee included in the Verity Books of Account, shall be in amounts agreed to, in good faith, by the parties based on the level of services and support being provided by Purchaser to its Verity Solutions Division, provided, however, if the parties are unable to come to an agreement for the amount of the MAS royalty fee and/or the Ad Fund royalty fee for either such Fiscal Year, the MAS royalty fee shall be 1.5% and the Ad Fund royalty fee shall be .3%, (iii) no effect shall be given on the Verity Books of Account to any gain or loss attributable to any sale of assets or services by Purchasers Verity Solutions Division outside the ordinary course of business, except as agreed to by the parties, (iv) no effect shall be given to any increase in the amounts of depreciation, amortization or other expense or deduction taken on tangible or intangible assets of Purchaser if such increase is attributable to a revaluation of said assets incident to their acquisition pursuant to the terms of this Agreement, (v) no items of income or expense from any business of Purchaser from its other branches that is relocated to Purchasers
          Verity Solutions Division will be included in the Verity Books of Account, unless it is mutually agreed upon by the parties to include such income or expense in the Verity Books of Account, (vi) any payment made to Seller pursuant to Section 4.4 shall not be charged against NPBT for any year (vii) except as noted above with respect to the MAS royalty fee and Ad Fund royalty fee, no indirect income or expense allocations (such as overhead or other corporate allocation) will be allocated to Purchasers Verity Solutions Division, unless such items are reasonably calculated to contribute to the increase in profits of Purchasers Verity Solutions Division and are agreed to by the parties, it being the intent of the parties that Purchaser shall exercise utmost good faith with respect to allocations of income and expense to Purchasers Verity Solutions Division, and (viii) any expense charged to Purchaser's Verity Solutions Division for signing bonuses to be paid to Arnie Wetherhill and Mary Rose Dougherty shall be amortized over the term of their respective Employment Agreements with Purchaser.

          The determination of NPBT shall be subject to verification as set forth in this Section 4.5. Within ninety (90) days after the end of each fiscal year or period described herein in Section 4.4, Purchaser will deliver to Seller a copy of the report of NPBT prepared by Purchaser for the subject period, along with any documentation reasonably requested by Seller. Within thirty (30) days following delivery to Seller of such report, Seller shall have the right to object in writing to the results contained in such determination. If timely objection is not made by Seller to such determination, such determination shall become final and binding for purposes of this Agreement. If timely objection is made by Seller to Purchaser and Seller and Purchaser are able to resolve their differences in writing within thirty (30) days following the expiration of the thirty-day (30-day) period, then such determination shall become final and binding as it regards to this Agreement. If timely objection is made by Seller to Purchaser and Seller and Purchaser are unable to resolve their differences in writing within thirty (30) days following the expiration of the thirty-day (30-day) period, then all disputed accounting matters pertaining to the report shall be submitted to and reviewed by an arbitrator (the Arbitrator) which shall be an independent accounting firm selected by Purchaser and Seller. If Purchaser and Seller are unable to agree promptly on an accounting firm to serve as the Arbitrator, each shall select by no later than the 30th day following the expiration of the sixty-day (60-day) period, an accounting firm, and the two selected accounting firms shall be instructed to select promptly another independent accounting firm, such newly selected firm to serve as the Arbitrator. The Arbitrator shall consider only the disputed accounting matters pertaining to the determination and shall act promptly to resolve all disputed accounting matters, and its decision with respect to all disputed accounting matters shall be final and binding upon Seller and Purchaser. If the determination of the Arbitrator results in additional payments being due under Section 4.4, Purchaser shall pay Seller such amount, by bank check or wiring, within three business days following the determination by the Arbitrator. Expenses of the Arbitration shall be borne one-half (1/2) by Purchaser and one-half (1/2) by Seller. Each party shall be responsible for its own attorney and accounting fees. The resolution of any disputed legal matters pertaining to the report shall be subject to judicial review.

4.6       Certain  Closing  Expenses.
          --------------------------

          Except as set forth below, the Seller shall be responsible for and shall pay all federal, state and local sales tax (if any), documentary stamp tax and all other duties, or other like charges properly payable upon and in connection with the conveyance and transfer of the Purchased Assets by the Seller to Purchaser and the conveyance and transfer of the Purchased Assets by the Seller to Purchaser.


                                       5.
                            POST-CLOSING ADJUSTMENTS
                            ------------------------

5.1 Within sixty (60) days after the Closing Date (the "Post Closing Date"), Sellers Accountant will deliver to Purchaser a copy of the Pro Forma Balance Sheet prepared by Sellers Accountant along with any supporting documentation reasonably requested by Purchaser reflecting the Net Asset Amount as of the Closing which shall be defined as the total of the Purchased Assets less the amount of the Assumed Liabilities relating to the Business, as reflected on the Pro Forma Balance Sheet (the "Net Asset Report"). The Pro Forma Balance Sheet shall be prepared using the same accounting methods, policies, practices and procedures, with consistent classifications, judgments, estimations and methodologies as used in the preparation of the July 31, 2002 Pro Forma Balance Sheet. For purposes of determining the Net Asset Amount, within thirty (30) days following delivery to Purchaser of the Net Asset Report, Purchaser shall have the right to object in writing to the results contained therein. If timely objection is not made by Purchaser to the Net Asset Report, the Net Asset Report shall become final and binding for purposes of this Agreement. If timely objection is made by Purchaser to the Net Asset Report, and the Seller and Purchaser are able to resolve their differences in writing within fifteen (15) days following the expiration of such thirty (30) day period, then the Net Asset Report, as resolved, shall become final and binding as it relates to this Agreement. If timely objection is made by Purchaser to the Net Asset Report and Seller and Purchaser are unable to resolve their differences in writing within such fifteen
          (15) day period, then all disputed accounting matters pertaining to the Net Asset Report shall be submitted to and reviewed by an arbitrator (the Arbitrator) which shall be an independent accounting firm selected by the Seller and the Purchaser. If Purchaser and Seller are unable to agree promptly on the accounting firm to serve as the Arbitrator, each shall select by not later than the seventh (7th) day following the expiration of the Net Asset Report objection period, a nationally recognized accounting firm, and each selected accounting firm shall be instructed to jointly select promptly another nationally recognized accounting firm, such third accounting firm shall serve as the Arbitrator. The Arbitrator shall consider only the disputed accounting matters pertaining to the determination and shall act promptly and fairly to resolve all disputed accounting matters and its decision with respect to all disputed accounting matters shall be final and binding upon the Seller and Purchaser. The expenses of the arbitration shall be borne one-half (1/2) by Purchaser and one-half (1/2) by the Seller. Each party shall be responsible for its own attorney and accounting fees. If the deficit in the Net Asset Amount (as shown on the Net Asset Report) is greater than ($-25,000.00), the Purchase Price shall be decreased on a dollar-for-dollar basis for such difference by Seller first repaying to Purchaser by certified or cashier's check or wire transfer, from the cash paid under Section 4.2(a). The resolutions of any disputed legal matters pertaining to the report shall be subject to judicial review.

5.2 Within sixty (60) days after the close of the 2002 fiscal year (December 31, 2002), Seller will deliver to Purchaser the determination of the 2002 EBIT for the period commencing January 1, 2002 to Closing, prepared by Seller's Accountant, along with any supporting documentation reasonably requested by Purchaser, and Purchaser will deliver to Seller the determination of the 2002 EBIT for the period commencing with the Closing and ending December 31, 2002, prepared by Purchasers internally generated accounting statements, along with any supporting documentation reasonably requested by Seller. The 2002 EBIT shall be prepared in accordance with generally accepted accounting principles using the same principles as set forth in the Financial Statements. Provided, however, in determining the 2002 EBIT, any expense charged to Purchaser's Verity Solutions Division for signing bonuses to be paid to Arnie Wetherhill and Mary Rose Dougherty shall be amortized over the term of their respective Employment Agreements with Purchaser. Thirty (30) days following delivery of such reports, both parties shall have the right to object in writing to the results contained in such determinations. If timely objection is not made by either party to such determination, such determination shall become final and binding. If timely objection is made by any party and the parties are able to resolve their differences in writing within fifteen (15) days following the expiration of the 2002 EBIT objection period, then such determination as resolved shall become final and binding as it relates to this agreement. If timely objection is made by any party and Seller and Purchaser are unable to resolve their differences in writing within ten (10) days following the expiration of the 2002 EBIT objection period, then all disputed accounting matters relating to the report shall be submitted to and reviewed by an Arbitrator according to the process and procedure set forth in Section 5.1 above. The expenses of the arbitration shall be borne one-half (1/2) by Purchaser and one-half (1/2) by Seller. Each party shall be responsible for its own accounting and attorney fees. The resolution of any disputed legal issues pertaining to those reports shall be subject to judicial review. Any net reduction in the Purchase Price shall be made in the manner set forth in Section 4.1(e). Purchaser's existing Cleveland branch will not be included in the calculation to be made for the period commencing with the Closing and ending December 31, 2002.

                                       6.
                              EMPLOYMENT AGREEMENT
                              --------------------

6.1       Employment  Agreement  of  Member.
          ---------------------------------

          At Closing, Purchaser shall enter into an Employment Agreement with J. Blackburn. A copy of said Employment Agreement is attached hereto and made a part hereof as Exhibit I.


                                       7.
                       COVENANT NOT TO COMPETE AGREEMENTS
                       ----------------------------------

7.1       Covenant  Not  to  Compete  Agreements  of  Seller  and  Member.
          ---------------------------------------------------------------

          At Closing, Seller and Member shall enter into Covenant Not to Compete Agreements with Purchaser. Copies of said Covenant Not to Compete Agreements are attached hereto and made a part hereof as Exhibits J and J-1.


                                       8.
               REPRESENTATIONS AND WARRANTIES OF SELLER AND MEMBER
               ---------------------------------------------------

          Except as set forth in the Disclosure Schedule attached hereto, (i) Seller and Member, jointly and severally, represent and warrant to Purchaser that the following statements are true and correct as of the date hereof.

8.1       Organization,  Good  Standing,  Qualification  and  Power  of  Seller.
          ---------------------------------------------------------------------

          (a) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio and has the power and authority to own, lease and operate the Purchased Assets and to conduct the Business currently being conducted by it. Seller is duly qualified and validly existing in Ohio and in good standing in each of the other jurisdictions in which it is required by the nature of its business or the ownership of its properties to so qualify. Seller has no subsidiaries. The Disclosure Schedule correctly lists, with respect to Seller, each jurisdiction in which it is qualified to do business as a foreign company.

8.2       Capitalization.
          --------------

          (a) The outstanding capitalization of Seller consists solely of membership interests, of which 100% is currently owned by Member. All outstanding membership units have been fully paid for and are nonassessable and have not been issued in violation of the preemptive rights of any person. Except as set forth in the Disclosure Schedule, Seller is not obligated to issue or acquire any membership interests, nor has it granted options or any similar rights with respect to any membership interests.

8.3       Authority  to  Make  Agreement.
          ------------------------------

          The Seller and Member have the full legal power and authority to enter into, execute, deliver and perform their respective obligations under this Agreement and each of the other agreements, instruments and other instruments to be delivered incident hereto ("Other Seller Documents"). This Agreement and the Other Seller Documents have been duly and validly executed and delivered by Seller and Member, and are the legal and binding obligation of each of them, enforceable in accordance with their respective terms, subject to principles of equity, bankruptcy laws, and laws affecting creditors' rights generally. The Seller has taken all necessary action (including action of its sole Member incident to its Operating Agreement) to authorize and approve the execution and delivery of this Agreement and the Other Seller Documents, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby.

8.4       Existing  Agreements,  Governmental  Approvals  and  Permits.
          ------------------------------------------------------------

          (a) The execution, delivery and performance of this Agreement and the Other Seller Documents by the Seller and Member, the sale, transfer, conveyance, assignment and delivery of the Purchased Assets to Purchaser as contemplated in this Agreement, and the consummation of the other transactions contemplated thereby: (i) do not violate any provisions of law, statute, ordinance or regulation applicable to the Seller, the Member or the Purchased Assets, (ii) (except for any of Sellers secured creditors set forth in Section 3.1, whose consent shall be obtained prior to Closing and except as set forth in the Disclosure Schedule), will not conflict with, or result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time or both) the Articles of Organization or Operating Agreement of Seller, or any indenture, mortgage, lease, deed of trust, or other instrument, contract or agreement or any license, permit, approval, authority, or any order, judgment, arbitration award, or decree to which Seller or Member is a party or by which Seller or Member or any of their assets and properties are bound (including, without limitation, the Purchased Assets), and (iii) will not result in the creation of any encumbrance upon any of the properties, assets, or the Business of Seller or of Member. Neither the Seller, nor the Member, nor any of their assets or properties (including, without limitation, the Purchased Assets) is subject to any provision of any mortgage, lease, contract, agreement, instrument, license, permit, approval, authority, order, judgment, arbitration award or decree, or to any law, rule, ordinance, or regulation, or any other restriction of any kind or character, which would prevent Seller or Member from entering into this Agreement or any of the Other Seller Documents or from consummating the transactions contemplated thereby.

          (b) Neither the Seller nor Member are a party to, subject to or bound by any agreement, judgment, award, order, writ, injunction or decree of any court, governmental body or arbitrator which would prevent the use by Purchaser of the Purchased Assets in accordance with present practices of Seller after the Closing Date or which, by operation of law, or pursuant to its terms, would be breached, terminate, lapse or be subject to termination or default under (in each case whether with or without notice, the passage of time or both) upon the consummation of the transactions contemplated in this Agreement.

          (c) No approval, authority or consent of, or filing by Seller with, or notification to, any foreign, federal, state or local court, authority or governmental or regulatory body or agency or any person is necessary to authorize the execution and delivery of this Agreement or the Other Seller Documents by Seller or Member, the sale, transfer, conveyance, assignment and delivery of the Purchased Assets to Purchaser, or the consummation of the other transactions contemplated thereby, or to continue the use and operation of the Purchased Assets by Purchaser after the Closing Date.

8.5       Financial  Statements.
          ---------------------

          (a) Copies of the Financial Statements are attached to the Disclosure Schedule. Each of the Financial Statements are true and complete in all material respects and were prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods indicated and fairly present in all material respects the financial condition and operations of Seller as of the respective dates thereof and the results of its operations and changes in financial position for the respective periods then ended.

          (b) Except to the extent reflected, reserved against, or disclosed on the Pro Forma Balance Sheet, or the Financial Statements, or the Disclosure Schedule, Seller had, as of such date, no material liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, including without limitation, unfunded pension or other retirement plan liabilities and tax liabilities whether or not incurred in respect of or measured by the Seller's income, for any period prior to the date of said Financial Statements, or arising out of transactions entered into or any set of facts existing prior thereto. Except to the extent disclosed on the Disclosure Schedule, there exists no basis for the assertion against Seller, as of the date of the Financial Statements or of the Pro Forma Balance Sheet, of any material liability of any nature or in any amount not fully reflected, reserved against, or disclosed in the Financial Statements or in the Pro Forma Balance Sheet.

8.6       Customers.
          ---------

          The  Disclosure  Schedule  includes  a correct list of the twenty-five
          (25) largest customers of Seller by sales in dollars for each of fiscal year 2001, and January through July of 2002, and the amount of business done by the Seller with each such customer for such periods. Seller has no knowledge that any of the current customers of Seller will or intend to (a) cease doing business with Seller; or (b) cancel or materially modify any currently contracted projects; or (c) not do business with the Purchaser after the Closing.

8.7       Intangible  Property.
          --------------------

          The Disclosure Schedule includes an accurate list and summary description of all patents, franchises, distributorships, registered and unregistered trademarks, trade names and service marks, licenses, brand names and company lists and all applications for the foregoing, presently owned and/or held (as a licensee or otherwise) by the Seller. The Seller is not a licensor in respect to any patents, trade secrets, inventions, shop rights, know-how, trademarks, trade names, copyrights, or applications therefor. The Disclosure Schedule contains an accurate and complete description of such intangible property and the items of all licenses and other agreements relating thereto. All of the above-mentioned intangibles used in the Sellers Business are the sole property of the Seller and do not require the consent of or consent to any other person as a condition to their use or the transaction provided for herein and do not infringe upon the rights of others.

8.8       Significant  Agreements.
          -----------------------

          The Disclosure Schedule contains an accurate and complete list of all contracts, agreements, licenses, instruments and understandings (whether or not in writing) to which Seller is a party or is bound and that are material to the Business, assets, financial condition or results of operations of the Seller. Without limiting the generality of the foregoing, such list includes all such contracts, agreements, licenses and instruments:

          (a) Providing for payments of more than Five Thousand Dollars ($5,000.00) per year, other than purchase orders incurred in the ordinary course of business;

          (b) Providing for the extension of credit other than consistent with normal credit terms described in the Disclosure Schedule;

          (c) Limiting the ability of the Seller to conduct the Business or any other business or to otherwise compete in its or any other business, including as to manner or place;

          (d) Providing for a guarantee or indemnity by Seller, including but not limited to any indemnification provided under any asset purchase agreement, stock purchase agreement, or other transaction that Seller is a party to;

          (e)  With  any  Affiliate  of  Seller;

          (f) With any labor union or employees' association connected with Sellers Business;

          (g) For the employment or retention of any director, manager, officer, employee, agent, member, consultant, broker or advisor of Seller or any other contract between Seller and any director, manager, officer, employee, agent, member, consultant or advisor which does not provide for termination at will by Seller without further cost or other liability to Seller as of or at any time after the Closing;

          (h) In the nature of a profit sharing, pension, deferred compensation, retirement, severance, hospitalization, insurance or other plan or contract providing benefit to any person or former director, manager, officer, employee, agent, member, consultant, broker or advisor of Seller, or such person's dependents, beneficiaries or heirs;

          (i) In the nature of an indenture, mortgage, promissory note, loan or credit agreement or other contract relating to the borrowing of money or a line of credit by Seller or relating to the direct or indirect guarantee or assumption by Seller of obligations of others;

          (j) Leases or subleases with respect to any property, real, personal or mixed, in which Seller is involved, as lessor or lessee; and

          (k) Distributorship Agreement(s) or License Agreement(s) with respect to any property which Seller has entered into as licensor.

          True and correct copies of all items so disclosed in the Disclosure Schedule (if written) have been provided or made available to Purchaser. Each of such items listed, or required to be listed, is a valid and enforceable obligation of Seller and to Sellers Knowledge, the other party(ies) thereto enforceable in accordance with its terms, subject to principles of equity, bankruptcy laws, and laws affecting creditors' rights generally, and there have been no material defaults or claims of material default by Seller or the counterparty thereto and there are no facts or conditions that have occurred or that are anticipated to occur which, through the passage of time or the giving of notice, or both, would constitute a default by Seller, or would cause the acceleration of any obligation of any party thereto or the creation of an Encumbrance upon any asset of Seller. There are no material oral contracts, agreements or understandings made by the Member, material to the Purchased Assets, except such as have been disclosed in the Disclosure Schedule and for which an accurate summary description has been provided.

8.9       Inventory.
          ---------

          Seller represents that it does not own any inventory incident to the operation of its Business.

8.10      Accounts  Receivable  and  Vendor  Receivables.
          ----------------------------------------------

          All accounts receivable and vendor receivables of the Seller which have arisen in connection with the Business or otherwise and which are reflected on the Financial Statements and all receivables which have arisen since July 31, 2002 through the Closing shall have arisen only from bonafide transactions in the ordinary course of business and represent valid, collectible and existing claims, net of any reserve as reflected on the Pro Forma Balance Sheet. Subject to customer credit, the payment of each account and vendor receivable will not be subject to any known defense, counterclaim condition (other than Sellers performance in the ordinary course of business) whatsoever. The Disclosure Schedule hereto accurately lists, as of the Closing Date, all receivables arising out of or relating to the Business, the amount owing and aging of such accounts receivable, the name of the party from whom such account receivable is owing, any security in favor of any Seller for the repayment of such account receivable which Seller purports to have. Seller has made available to Purchaser complete and correct copies of all instruments, documents and agreements evidencing such accounts receivable and of all instruments, documents or agreements (if any) creating security therefor.

8.11      Taxes.
          -----

          Except as to Taxes not yet due and payable, and except for Taxes the payment of which is being diligently contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles, and except as set forth in the Disclosure Schedule, Seller has filed all Tax Returns that are now required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon them, or their property, including unemployment, social security and similar taxes; and all of such Taxes have been either paid or adequate reserves or other provision has been made therefor. Seller and Member shall pay, without right of reimbursement from Purchaser, all of Sellers and Member's income Taxes, including any interest and penalties thereon, that relate to the activities of Seller through the Closing including this transaction, as due.

8.12      Title  to  Purchased  Assets;  Encumbrances.
          -------------------------------------------

          (a) With respect to the Purchased Assets sold, at the Closing Seller shall have good title to the owned by it being acquired by Purchaser, and except for matters expressly set forth in Section 3.1, which Encumbrances, if any, upon the Purchased Assets shall be removed at Closing, free and clear of all Encumbrances whatsoever; immediately after the transfer of the Purchased Assets being acquired by Purchaser from Seller, and Purchaser will own all of said Purchased Assets, free and clear of all Encumbrances whatsoever, whether perfected or unperfected; and, by way of illustration but not limitation, there are not any unpaid taxes, assessments or charges due or payable by Seller to any federal, state or local agency, or any obligations or liabilities or any unsatisfied judgments against, or, to the best of Seller's knowledge, any litigation or proceedings pending or threatened against Seller by any of Seller's employees, clients, customers, creditors, suppliers, or any other party (nor state of facts for any such obligation, liability, litigation or proceeding), that could become a claim, obligation, liability, lien or other charge of or against Purchaser or the Purchased Assets. To the best of knowledge of Seller, all of Seller's tangible and other operating assets used in the Business which are being sold hereunder to Purchaser are, in all material respects, in good operating condition and repair, free of all structural, material or mechanical defects and conform with all applicable laws and regulations.

          (b) Except as otherwise specifically set forth herein, Seller is not a party to any contract, agreement, lease or commitment that would result in any claim, obligation, liability, lien or other charge against Purchaser or the Purchased Assets, and Purchaser is not obligated to assume the obligations under any contract, agreement, lease or commitment of Seller, except as specifically set forth herein.

8.13      Pending  Actions.
          ----------------

          Seller has not been served with or received notice of any actions, suits, arbitrations, OSHA, EPA or other governmental violations, or any other proceedings or investigations, either administrative or judicial, strikes, lockouts or NLRB charges or complaints ("Actions and Disputes"). There are no Actions or Disputes pending or, to the best of Sellers knowledge, threatened against or affecting (directly or indirectly) Seller or its property or assets nor, to the best of Sellers knowledge, are there any facts or conditions which exist which would give rise to any such Actions or Disputes which, if determined adversely to Seller, would have a material adverse effect upon the Sellers Business.

8.14      Insurance.
          ---------

          The Disclosure Schedule contains an accurate and complete listing (showing type of insurance, amount, insurance company, annual premium and special exclusions) of all policies of fire, liability, worker's compensation and other forms of insurance owned or held by Seller. All such policies are in full force and effect; are sufficient for compliance with all requirements of law and of all agreements to which Seller is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage for the assets and operations of Seller and will remain in full force and effect through the Closing. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the properties and assets of Seller by any Board of Fire Underwriters or other body exercising similar functions or by any Governmental Entity requiring or recommending any repairs or other work to be done on or with respect to any of the properties and assets of Seller or requiring or recommending any equipment or facilities to be installed on or in connection with any of the properties or assets of Seller.

8.15      Status  of  the  Business.
          -------------------------

          (a) Since July 31, 2002, the Business of the Seller has been operated only in the ordinary course, and, except as set forth in the Disclosure Schedule, there has not been with respect to the
               Business:

               (i) Any material change in its condition (financial or other), assets, liabilities, obligations, business or earnings, except changes in the ordinary course of business, none of which in the aggregate has been materially adverse;

               (ii) Any material liability or obligation incurred or assumed, or any material contract, agreement, arrangement, purchase order, lease (as lessor or lessee), or other commitment entered into or assumed, on behalf of the Business, whether written or oral, except in the ordinary course of business;

              (iii) Any  purchase  or sale of material assets in anticipation of this Agreement, or any purchase, lease, sale, abandonment or other disposition of material assets, except in the ordinary course of business;

               (iv) Any  waiver  or  release  of any material rights, except for rights  of  nominal  value;

               (v) Any cancellation or compromise of any material debts owed to Seller or material claims known by Seller against another person or entity, except in the ordinary course of business;

               (vi) Any  damage or destruction to or loss of any physical assets or property of Seller which materially adversely affects the Business or any of the properties of Seller (whether or not covered by insurance);

              (vii) Any  material  changes  in  the  accounting  practices, depreciation or amortization policy or rates theretofore adopted by Seller, or any material revaluation or write-up or write-down of any of their assets;

             (viii) Any  direct  or  indirect  redemption,  purchase  or  other acquisition for value by Seller of its shares or any agreement to do so;

               (ix) Any  material  increase in the compensation levels or in the method of determining the compensation of any of the Sellers officers, managers, directors, agents, employees or members, or any bonus payment or similar arrangement with or for the benefit of any such person, any increase in benefits expense to Seller, any payments made or declared into any profit-sharing, pension, or other retirement plan for the benefit of employees of Seller, except in the ordinary course of business;

               (x) Any loans or advances between Seller and any Member or any family member or any associate or Affiliate of Seller or of Member;

               (xi) Any  material contract canceled or the terms thereof amended or any notice received with respect to any such contract terminating or threatening termination or amendment of any such contract;

              (xii) Any  transfer  or  grant  of any material rights under any leases, licenses, agreements, or with respect to any trade secrets or know-how;

             (xiii) Any  labor  trouble  or  employee  controversy  materially adversely  affecting  the  Business  or  assets;

              (xiv) Any  distribution on or in respect of membership interests of  Seller;  or

               (xv) The  incurring  of  any  Funded  Debt except in the ordinary course  of  business.

          (b)  To  the  best  of  Seller's  Knowledge,  the  Seller  is  not:

               (i) in violation of any outstanding judgment, order, injunction, award or decree specifically relating to the Business, or

               (ii) in  violation  of any federal, state or local law, ordinance or regulation which is applicable to the Business, except where such violation does not have a materially adverse effect on the Business.

               The Seller has all permits, licenses, orders, approvals, authorizations, concessions and franchises of any federal, state or local governmental or regulatory body that are material to or necessary in the conduct of the Business, except where failure to have such permit, license, order, approval, authorization, concession or franchise does not have a materially adverse effect on the Business. All such permits, licenses, orders, approvals, concessions and franchises are set forth on the Disclosure Schedule and are in full force and effect and there is no proceeding pending or, to the knowledge of Seller, threatened to revoke or limit any of them.

          (c) No claim, litigation, action, investigation or proceeding is pending or, to the knowledge of Seller, threatened, and no order, injunction or decree is outstanding, against or relating to the Business or its assets, and Seller does not know of any information which could result in such a claim, litigation, action, investigation or proceeding, which, if determined adversely to Seller, would have a material adverse effect upon Sellers Business.

          (d) At the Closing, Seller shall have accrued or paid in full, to all employees of the Business, all wages, salaries, commissions, bonuses, vacations and other direct compensation for all services performed by them. Seller is in compliance in all material respects with all federal, state and local laws, ordinances and regulations relating to employment and employment practices at the Business, and all employee benefit plans and tax laws relating to employment at the Business. There is no unfair labor practice complaint against Seller relating to the Business pending before the National Labor Relations Board or similar agency or body and, to the best of Sellers Knowledge, no condition exists that could give rise to any unfair labor practice complaint. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of Seller, threatened against or involving the Business.

               Seller has no labor contracts or collective bargaining agreements with respect to any of its employees.

8.16      Environmental  Laws.
          -------------------

          (a) To the best of Seller's Knowledge, the real estate locations, which are leased by Seller, ("Real Estate") have not been used or operated in any fashion involving producing, handling and disposing of chemicals, toxic substances, wastes and effluent materials, x-rays or other materials or devices in material violation of any laws, rules, regulations or orders, and to the best of Sellers Knowledge, the Real Estate is in material compliance with applicable laws, regulations, ordinances, decrees and orders arising under or relating to health, safety, and environmental laws and regulations, including without limitation the Federal Occupation and Safety Health Act, 29 U.S.C. 651, et seq.; Federal Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901, et seq.; Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601, et seq.; the Federal Clean Air Act, 42 U.S.C. 2401, et seq.; the Federal Clean Water Act, 33 U.S.C. 1251, et seq.; and all state and local laws that correspond therewith or supplement such laws.

          (b) To the best of Sellers Knowledge, the Real Estate has not been operated, in violation of any laws, rules, regulations or orders, so as to involve or create any surface impoundments, incinerators, land fills, waste storage tanks, waste piles, or deep well injection systems or for the purpose of storage, treatment or disposal of a hazardous waste as defined by RCRA or hazardous substance, pollutant or contaminate as defined by CERCLA and, to the best of Sellers Knowledge, no acts have been committed that would make the Real Estate or any part thereof subject to remedial action under RCRA or CERCLA or corresponding state or local laws.

          (c) To the best of Seller's Knowledge, there have not been, are not now and as of the Closing Date, there will be no solid waste, hazardous waste, hazardous substance, toxic substance, toxic chemicals, pollutants or contaminants, underground storage tanks, purposeful dumps, or accidental spills in, on or about the Real Estate or any of the assets of Seller, whether real or personal, owned or leased, or stored on any real property owned or leased by Seller or by Seller's lessees, licensees, invites, or predecessors.

          (d) Seller is not engaged in, and to the best of Sellers Knowledge and belief, is not threatened with any litigation, or governmental or other proceeding which may give rise to any claim against the Real Estate. Specifically, there are no pending suits, charges, actions, governmental investigations, or other proceedings, involving, directly or indirectly without limitation, the laws, statutes and regulations set forth in subsection (a), above, whether initiated by a third party or by Seller and there are none, to the best of Sellers Knowledge, threatened against or relating to or involving the Real Estate or the transactions contemplated by this Agreement. Seller is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality.

          (e) To the best of Sellers Knowledge, Seller has obtained all permits, and licenses and other authorizations required by all environmental laws; and all of such permits, licenses and other authorizations are in full force and effect as of the date hereof. A true and correct list of all such permits, licenses and other authorizations is set forth in the Disclosure Schedule.

8.17      Certain  Employees
          ------------------

          (a) Each of the following is included in the list of agreements set forth in the Disclosure Schedule: all collective bargaining agreements, employment and consulting agreements, bonus plans, deferred compensation plans, employee pension plans or retirement plans, employee profit-sharing plans, employee membership interest purchase and membership interest option plans, hospitalization insurance, and other plans and arrangements providing for employee benefits of employees of the Seller.

          (b) The Disclosures Schedule contains a true, complete and accurate list of the following: the names, positions, and compensation of the present employees of Seller, together with a statement of the annual salary payable to salaried employees and a summary of the bonuses and description of agreements for additional compensation and other like benefits, if any, paid or payable to such persons for the period set forth in the Disclosure Schedule. Except as listed in the Disclosure Schedule, to the best of Seller's
               Knowledge,  all  employees of the Seller are employees--at--will.

          (c) Seller has no retired employees who are receiving or are entitled to receive any payments, health or other benefits from Seller.

8.18      Payments  to  Employees.
          -----------------------

          All accrued obligations of Seller relating to employees and agents of Seller, whether arising by operation of law, by contract, or by past service, for payments to trusts or other funds or to any governmental agency, or to any individual employee or agent (or his heirs, legatees, or legal representatives) with respect to unemployment compensation benefits, deferred compensation, profit sharing or retirement benefits, or social security benefits have been paid or accrued by such Seller. All obligations of Seller as an employer or principal relating to employees or agents, whether arising by operation of law, by contract, or by past practice, for vacation and holiday pay, bonuses, and other forms of compensation which are or may become payable to such employees or agents, have been paid or will be paid or accrued by Seller.

8.19      Change  of  Corporate  Name.
          ---------------------------

          At the Closing, the Seller, if requested by Purchaser, will adopt and file with the Secretary of State of Ohio an Amendment to the Articles of Organization of Seller, changing the name of Seller to a name substantially dissimilar to VERITY SOLUTIONS, LLC, and the Seller shall also execute a Consent for Use of Similar Name form, as set forth in the Disclosure Schedule, granting to Purchaser consenting to the use of the name VERITY SOLUTIONS, LLC.

8.20      Brokers  and  Finders.
          ---------------------

          Except as set forth in the Disclosure Schedule, no broker, finder or other person or entity acting in a similar capacity has participated on behalf of Seller in bringing about the transaction herein contemplated, or rendered any service with respect thereto or been in any way involved therewith.

8.21      Preservation  of  Organization.
          ------------------------------

          Except as set forth on the Disclosure Schedule, since July 31, 2002, the Seller has kept intact the Business and organization of the Seller; retained the services of all the Sellers material employees and agents, retained the Sellers arrangements with the manufacturers of the products distributed by Seller in the same manner as conducted prior to such date, and engaged in no transaction other than in the ordinary course of Sellers Business.

8.22      Absence  of  Certain  Business  Practices.
          -----------------------------------------

          Neither the Seller nor to the Sellers Knowledge, any officer, employee or agent of the Seller, nor any other Person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift, bribe, rebate or kickback or otherwise provide any similar benefit to any customer, supplier, governmental employee or any other Person who is or may be in a position to help or hinder the Seller or the Business (or assist Seller in connection with any actual or proposed transaction relating to the Business or any other business previously operated by Seller) (i) which subjected or might have subjected Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) which if not given in the past, might have had a material adverse effect on the Business, (iii) which if not continued in the future, might have a material adverse effect on the Business or subject Seller to suit or penalty in any private or governmental litigation or proceeding, (iv) for any of the purposes described in Section 162(c) of the Code, or
          (v) for the purpose of establishing or maintaining any concealed fund or concealed bank account.

8.23      Suppliers.
          ---------

          The Disclosure Statement sets forth the names of and description of contractual arrangements (whether or not binding or in writing) with the ten (10) largest suppliers of the Seller by sales or services in dollars. Assuming that Purchaser continues to conduct the Business in the ordinary course consistent with Sellers prior practices generally and specifically with respect to Sellers current suppliers, Seller has no direct knowledge that any of the current suppliers of the Seller will, or intend to, (a) cease doing business with Seller; or (b) materially alter the amount of business they are currently doing with Seller; or (c) not do business with the Purchaser after the Closing.

8.24      Product  Liability  Claims.
          --------------------------

          To the best of Seller's Knowledge, there are no material product liability claims against Seller, either potential or existing, which are not fully covered by product liability insurance coverage with a responsible company which, if determined adversely to Seller, would have a material adverse effect upon the Sellers Business.

8.25      Employee  Benefit  Plans.
          ------------------------

          For the purposes of this Section 8.25, "Seller" shall include all persons who are members of a controlled group, a group of trades or businesses under common control, or an affiliated service group (within the meanings of Sections 414(b), (c) or (m) of the Code), of which Seller is a member.

          (a) The Employee Benefit Plans presently maintained by Seller or to which Seller has contributed within the past six (6) years, including any terminated or frozen plans which have not yet distributed all plan assets, are fully set forth in the Disclosure Schedule. For purposes of this provision, the term "Employee Benefit Plan" shall mean:

               (i) A Welfare Benefit Plan as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") established for the purpose of providing for its participants or their beneficiaries, through the purchase of insurance or otherwise, medical, surgical, or hospital care or benefits, or benefits in the event of sickness, accident, disability, death or unemployment (including any plan or program of severance pay), or vacation benefits, apprenticeship or other training programs, or day care centers, scholarship funds, or prepaid legal services, or any benefit described in Section 302(c) of the Labor Management Relations Act of 1947;

               (ii) An  Employee Pension Benefit Plan as defined in Section 3(2)
                    of ERISA established or maintained by Seller for the purpose of providing retirement income to employees or for the purpose of providing deferral of income by employees for periods extending to the termination of covered employment or beyond; and

              (iii) Any  other  plan  or  arrangement not covered by ERISA but which provides benefits to employees or former employees and results in an accrued liability on the part of Seller either by contract or by operation of law.

          (b) With respect to any such Employee Benefit Plans, the Seller represents and warrants that, to the best of Sellers Knowledge;

               (i) The Seller has not, with respect to any Employee Benefit Plans, engaged in any prohibited transaction, as such term is defined in Section 4975 of the Code or Section 406 of ERISA.

               (ii) The  Seller has, with respect to any Employee Benefit Plans, substantially complied with all reporting and disclosure requirements required by Title I, Subtitle B, Part 1 of ERISA.

              (iii) There was no accumulated funding deficiency (as defined in section 302 of ERISA and Section 412 of the Code) with respect to any Employee Pension Benefit Plan which is a defined benefit pension plan, whether or not waived, as of the last day of the most recent fiscal year of the plans ending prior to the date of this Agreement.

               (iv) Except as described on the Disclosure Schedule, there are no contributions due to any Employee Pension Benefit Plan for the most recent fiscal year of the plans ending prior to the date of this Agreement and the Seller's Financial Statements reflect any liability of Seller to make contributions to the Employee Pension Benefit Plans, and a pro rata portion of the contributions (including matching contributions) for the plan year on which the Closing Date occurs shall have been made on or prior to the Closing Date for the period ending on the Closing Date.

               (v) No material liability to the Pension Benefit Guaranty Corporation ("PBGC") has been asserted with respect to any Employee Pension Benefit Plan which is a defined benefit pension plan.

               (vi) There  has  been no reportable event as described in Section
                    4043(b) of ERISA since the effective date of Section 4043 of ERISA with respect to any Employee Pension Benefit Plan which is a defined benefit plan.

              (vii) Except  for  claims  for  benefits  by  participants  and beneficiaries in the normal course of events, to the best of Seller's knowledge, there are no claims, pending or threatened, by any individual or Governmental Entity, which, if decided adversely, would have a material adverse effect upon the financial condition of any Employee Benefit Plan, the plan administrator of any Employee Benefit Plan, or Seller.

             (viii) The  Seller  has made available for inspection all annual reports for Seller filed on Internal Revenue Service ("IRS") Form 5500 or 5500C, all reports for Seller prepared by an actuary for the last three plan years, the plan and trust documents and the Summary Plan Description, as amended, for each Employee Benefit Plan and the last filed PBGC1 Form (if applicable) for each Employee Benefit Plan, with respect to any Employee Benefit Plans other than multi-employer plans (within the meaning of Section 3(37) of ERISA), and other reports filed with the PBGC during the last three plan years.

               (ix) All  Employee  Pension  Benefit  Plans  are  intended  to be qualified retirement plans under the Code. The IRS has issued, and Seller has made available for inspection, one or more determination letters with respect to the qualification of all Employee Pension Benefit Plans stating that the IRS has made a favorable determination as to the qualification of such Plan under Section 401(a) of the Code, and that continued qualification of the Plan in its present form will depend upon its effect in operation. The time for adoption of any amendments required by changes in the Code since such determination letters were issued, or changes required by the IRS as a condition for continued qualification of such plans has not expired, or did not expire without such amendments being made. Such plans are now, and always have been, established in writing and maintained and operated in accordance with the plan documents, ERISA, the Code, and all other applicable laws. Except as described in the Disclosure Schedule, such Plans are now and always have been, established in writing and maintained and operated substantially in accordance with the plan documents, ERISA, the Code and all other applicable laws, in all material respects.

               (x) There is no liability arising from the termination or partial termination of any Employee Benefit Plan, except for liabilities as to which adequate reserves are reflected on the Financial Statements, and there exists no condition presenting a material risk of such liability.

               (xi) The Seller has timely made any contributions it is obligated to  make  to  any  multi-employer plan within the meaning of
                    Section 3(37) of ERISA. The Seller has no liability arising as a result of withdrawal from any multi-employer plan, no such withdrawal liability has been asserted and no such withdrawal liability will be asserted with regard to any withdrawal or partial withdrawal on or before the date of this Agreement.

8.26      Assets  Necessary  to  the  Business.
          ------------------------------------

          The Seller owns, leases or holds under license all assets and properties (tangible and intangible) necessary to carry on the Business and operations as presently conducted and as shown on the Financial Statements. Such assets and properties are all of the assets and properties necessary to carry on the Seller's Business as presently conducted and neither the Member (other than through his ownership of a membership interest in Seller and/or as set forth on the Disclosure Schedule) nor any member of his family own or lease or has any interest in any assets or properties presently being used to carry on the Business of Seller.

8.27      Transactions  with  Affiliates.
          ------------------------------

          Except as disclosed on the Disclosure Schedule, there is no lease, sublease, contract, agreement or other arrangement of any kind whatsoever entered into by Seller and Member.

8.28      Territorial  Restrictions.
          -------------------------

          Except as described in the Disclosure Schedule, Seller is not restricted by any written agreement or understanding with any other Person from carrying on the Business anywhere in the world. Neither Purchaser nor any of its Affiliates will, as a result of its acquisition of the Purchased Assets become restricted in carrying on the Business anywhere in the world as a result of any contract or other agreement to which Seller is a party or by which it is bound.

8.29       Immigration  Compliance.
           -----------------------

          (a) Seller is in compliance with all applicable federal, state and local laws, rules, directives and regulations relating to the employment authorization of their respective employees (including, without limitation, the Immigration Reform and Control Act of 1986, as amended and supplemented, and Section 212(n) and 274A of the Immigration and Nationality Act, as amended and supplemented, and all implementing regulations relating thereto), and Seller has not employed nor is any such entity currently employing any unauthorized aliens (as such term is defined under 8 CFR 274a.1(a)).

          (b) Seller has not received any notice from the Immigration and Naturalization Service (the "INS") or the United States Department of Labor (the "DOL") of the disapproval or denial of any visa petition or entry permit pending before the INS or labor certification pending before the DOL on behalf of any employee or prospective employee of Seller.

          (c) Since the approval of each of their respective visa petitions, there has been no material change in the terms and conditions of employment of any employees of Seller.

          (d) Seller shall have delivered to Purchaser by the Closing Date true, accurate and complete copies of all visa petitions, entry permits and visa applications (and all supporting documents) submitted to the INS for all foreign employees and prospective foreign employees of Seller.

8.30      Full  Disclosure.
          ----------------

          None of the representations and warranties made by Seller named herein, or made on its behalf, including any disclosures made in the Disclosure Schedule, contains or will contain, to the best of Seller's or Member's knowledge, any untrue statement of material fact or omits or will omit any material fact.


                                       9.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

Purchaser hereby represents and warrants to the Seller that the following statements are true and correct as of the date hereof, and shall be true and correct as of the Closing Date:

9.1       Organization,  Good  Standing  and  Power  of  Purchaser.
          --------------------------------------------------------

          (a) Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and lawful authority to execute, deliver and perform this Agreement and conduct the Business of the Seller currently conducted by the Seller in each of the jurisdictions in which the Seller currently conducts the Business, which are the only jurisdictions where the failure to be so qualified by Purchaser will have a material adverse effect on the business prospects or financial condition of Purchaser.

9.2       Status  of  Agreements.
          ----------------------

          (a) All requisite corporate action (including action of its Board of Directors) to approve, execute, deliver and perform this Agreement and each of the other agreements, instruments and other documents to be delivered by and on behalf of Purchaser ("Other Purchaser Documents") in connection herewith has been taken by Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser enforceable in accordance with its terms. All Other Purchaser Documents in connection herewith will, when executed and delivered, constitute the valid and binding obligation of Purchaser enforceable in accordance with their respective terms.

          (b) No authorization, approval, consent or order of, or registration, declaration or filing with, any court, governmental body or agency or other public or private body, entity or person is required (except for providing Purchasers primary lenders, Deutsche Financial Services Company, et al, with a certificate prior to Closing certifying that this transaction is a permitted acquisition as defined in the Credit Facilities Agreement between the parties) in connection with the execution, delivery or performance of this Agreement or any Other Purchaser Documents in connection herewith.

          (c) Neither the execution, delivery nor performance of this Agreement or any of the Other Purchaser Documents in connection herewith does or will:

               (i) conflict with, violate or result in any breach of any judgment, decree, order, statute, ordinance, rule or regulation applicable to Purchaser;

               (ii) conflict  with,  violate  or  result  in  any  breach of any agreement or instrument to which Purchaser is a party or by which Purchaser or any of Purchaser's assets or properties is bound, or constitute a default thereunder or give rise to a right of acceleration of an obligation of Purchaser; or

              (iii) conflict  with or violate any provision of the Articles of
                    Incorporation  or  By-Laws  of  Purchaser.

9.3       Brokers  and  Finders.
          ---------------------

          No broker, finder or other person or entity acting in a similar capacity has participated on behalf of Purchaser in bringing about the transaction herein contemplated, or rendered any service with respect thereto or been in any way involved therewith.

9.4       Financial  Matters.
          ------------------

          Purchaser has provided Seller with its parent company, PCR, Form 10-Q filing for the period ending July 5, 2002. Since July 5, 2002, there have been no materially adverse changes in the results of operations or financial condition of Purchaser and PCR, nor are there any demands, commitments, events of uncertainty known to Purchaser which could materially effect Purchaser or PCR of liquidity, capital resources or results of operation as of the date hereof.

9.5       Full  Disclosure.
          ----------------

          None of the representations and warranties made by Purchaser herein contains or will contain, to the best of Purchasers knowledge, any untrue statement of material fact or omits or will omit any material fact.


                                       10.
                 SURVIVAL OF AND RELIANCE UPON REPRESENTATIONS,
                   WARRANTIES AND AGREEMENTS; INDEMNIFICATION
                   ------------------------------------------

10.1      Survival  of  Representations  and  Warranties.
          ----------------------------------------------

          The parties acknowledge and agree that all representat-ions, warranties and agreements contained in this Agreement or in any agreement, instrument, exhibit, certificate, schedule or other document delivered in connection herewith, shall survive the Closing and continue to be binding upon the party giving such representation, warranty or agreement and shall be fully enforceable to the extent provided for in Sections 10.3 and 10.4 hereof, at law or in equity, for the period beginning on the date of Closing and ending three (3) years thereafter, except for the representations, warranties and agreements designated and identified in Sections 8.3, 8.11, 8.12, 8.13, 8.16 and 9.2 which shall survive the Closing and shall terminate in accordance with the statute of limitations governing written contracts in the State of Ohio and Exhibit I and Exhibits J and J-1, which shall terminate as provided therein.

10.2      Reliance  Upon  and  Enforcement  of  Representations,  Warranties and
          ----------------------------------------------------------------------
          Agreements.
          ----------

          (a) The Seller hereby agrees that, notwithstanding any right of Purchaser to fully investigate the affairs of Seller, and notwithstanding knowledge of facts determined or determinable by Purchaser pursuant to such investigation or right of investigation, Purchaser shall have the right to rely fully upon the representations, warranties and agreements of Seller and the Member contained in this Agreement and upon the accuracy of any document, certificate or exhibit given or delivered to Purchaser pursuant to the provisions of this Agreement.

          (b) Purchaser hereby agrees that, notwithstanding any right of Seller to fully investigate the affairs of Purchaser, and notwithstanding knowledge of facts determined or determinable by Seller pursuant to such investigation or right of investigation, Seller have the right to rely fully upon the representations, warranties and agreements of Purchaser contained in this Agreement and upon the accuracy of any document, certificate or exhibit given or delivered to Seller pursuant to the provisions of this Agreement.

10.3      Indemnification  by  Seller  and  Member.
          ----------------------------------------

          Provided Purchaser makes a written claim for indemnification against Seller within any applicable survival period specified in Section 10.1, and subject to the limitations set forth in Section 10.7, the Seller and Member (jointly and severally) shall indemnify Purchaser against and hold it harmless from any and all loss, damage, liability or deficiency (Loss) resulting from or arising out of:

          (i) any breach of any representation, warranty, covenant, or obligation made or incurred by Seller or the Member herein or in any other agreement, instrument or document delivered by or on behalf of Seller pursuant to the provisions of the Agreement;

          (ii) any imposition (including by operation of law) or attempted imposition by a third party upon Purchaser of any Excluded Liability of Seller which Purchaser has not specifically agreed to assume pursuant to Section 3.1 of this Agreement;

         (iii) any liability of Seller arising out of Sellers operation of the Business, its ownership or use of the Purchased Assets, or occupancy and use of the Real Estate prior to the Closing (except for any Assumed Liabilities described in Section 3.1) or other obligation incurred by or imposed upon Purchaser resulting from the failure of the parties to comply with the provisions of any law relating to bulk transfers which may be applicable to the transaction herein contemplated;

          (iv) any and all costs and expenses (including reasonable legal and accounting fees) related to any of the foregoing.

          Except  as  otherwise  provided  in  this  Agreement,  nothing in this
          Section 10.3 shall be construed to limit the amount to which, by reason of offset or otherwise, that Purchaser may recover from Seller or Member pursuant to this Agreement resulting from Seller's breach or violation of any representation, warranty, covenant or agreement contained herein or from Member's breach or violation of any representation made by such Member herein.

          Any amounts to which Purchaser, its successors or assigns, is entitled to indemnification pursuant to the provisions of this Section, shall first be offset against the amount payable to Seller against the subordinated promissory note, then against any payments due under
          Section 4.4. Provided, however, the offset in any one year may not exceed the aggregate amount payable of principal and interest due on said applicable subordinated promissory note for said year, and any amount, if any, payable under Section 4.4 for such year.

10.4      Indemnification  by  Purchaser.
          ------------------------------

          Provided Member and/or Seller make a written claim for indemnification against Purchaser within any applicable survival period specified in
          Section 10 and subject to the limitation set forth in Section 10.8, Purchaser shall indemnify Seller and Member against and hold them harmless from any and all loss, damage, liability or deficiency resulting from or arising out of: (i) any Assumed Liabilities of Purchaser; (ii) any liability of Purchaser arising out of Purchasers operations subsequent to the Closing (except to the extent such liability is the result of a breach of a covenant or warranty of Seller hereunder); (iii) any inaccuracy in or breach of any representation, warranty, covenant or obligation made or incurred by Purchaser herein or in any other agreement, instrument, or document delivered by or on behalf of

          Purchaser pursuant to the provisions of this Agreement; and (iv) any and all related costs and expenses (including reasonable legal and accounting fees). Except as otherwise provided herein, nothing in this
          Section 10.4 shall be construed to limit the amount to which, or the time by which, by reason of offset or otherwise, that Seller may recover from Purchaser pursuant to this Agreement resulting from its breach or violation of any representation, warranty, covenant or agreement contained herein.

10.5      Notification  of  and  Participation  in  Claims.
          ------------------------------------------------

          (a) No claim for indemnification shall arise until notice thereof is given to the party from whom indemnity is sought. Such notice shall be sent within ten (10) days after the party to be indemnified has received notification of such claim, but failure to notify the indemnifying party shall in no event prejudice the right of the party to be indemnified under this Agreement, unless the indemnifying party shall be prejudiced by such failure and then only to the extent of such prejudice. In the event that any legal proceeding shall be instituted or any claim or demand is asserted by any third party in respect of which Seller/Member on the one hand, or Purchaser on the other hand, may have an obligation to indemnify the other, the party asserting such right to indemnity (the "Party to be Indemnified") shall give or cause to be given to the party from whom indemnity is sought (the "Indemnifying Party") written notice thereof and the Indemnifying Party shall have the right, at its option and expense, to participate in the defense of such proceeding, claim or demand, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the Party to be Indemnified, unless the Indemnifying Party irrevocably acknowledges in writing full and complete responsibility for and agrees to provide indemnification of the Party to be Indemnified, in which case such Indemnifying Party may assume such control through counsel of its choice and at its expense. In the event the Indemnifying Party assumes control of the defense, the Indemnifying Party shall not be responsible for the legal costs and expenses of the Party to be Indemnified in the event the Party to be Indemnified decides to join in such defense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such third party legal proceeding, claim or demand.

          (b) If the Party to be Indemnified is also the party controlling the defense, negotiation or settlement of any matter, and if the Party to be Indemnified determines to compromise the matter, the Party to be Indemnified shall immediately advise the Indemnifying Party of the terms and conditions of the proposed settlement. If the Indemnifying Party agrees to accept such proposal, the Party to be Indemnified shall proceed to conclude the settlement of the matter, and the Indemnifying Party shall immediately indemnify the Party to be Indemnified pursuant to the terms of Sections
               10.3 and 10.4 hereunder. If the Indemnifying Party does not agree within fourteen (14) days to accept the settlement (said 14-day period to begin on the first business day following the date such party receives a complete copy of the settlement proposal), the Indemnifying Party shall immediately assume control of the defense, negotia-tion or settlement thereof, at that Indemnifying Party's expense. Thereafter, the Party to be Indemnified shall be indemnified in the entirety for any liability arising out of the ultimate defenses, negotiation or settlement of such matter.

          (c) If the Indemnifying Party is the party controlling the defense, negotiation or settlement of any matter, and the Indemnifying Party determines to compromise the matter, the Indemnifying Party shall immediately advise the Party to be Indemnified of the terms and conditions of the proposed settlement. If the Party to be Indemnified agrees to accept such proposal, the Indemnifying Party shall proceed to conclude the settlement of the matter and immediately indemnify the Party to be Indemnified pursuant to the terms of Sections 10.3 or 10.4 hereunder. If the Party to be Indemnified does not agree within fourteen (14) days to accept the settlement (said 14-day period to begin on the first business day following the date such party receives a complete copy of the settlement proposal), the Party to be Indemnified shall immediately assume control of the defense, negotiation or settlement thereof, at the Party to be Indemnified's expense. If the final amount paid to resolve the claim is less than the amount of the original proposed settlement made by the Indemnifying Party, then the Party to be Indemnified shall receive such indemnification pursuant to Sections 10.3 or 10.4 hereof, including any and all expenses incurred by the Party to be Indemnified incurred in connection with the defense, negotiation or settlement of such matter up to the maximum of the original proposed settlement. If the amount finally paid to resolve the claim is equal to or greater than the amount of the original proposed settlement proposed by the Indemnifying Party, then the Indemnifying Party shall provide indemnification pursuant to Sections 10.3 and 10.4 for the amount of the original settlement proposal submitted by the Indemnifying Party, and the Party to be Indemnified shall be responsible for all amounts in excess of the original settlement proposal submitted by the Indemnifying Party and all costs and expenses incurred by the Party to be Indemnified in connection with such defense, negotiation or settlement.

10.6      Excluded  Liabilities.
          ---------------------

          (a) Notwithstanding anything contained herein to the contrary, in the event any Excluded Liability would attach to the Purchased Assets under any successor liability statute or otherwise, notwithstanding the fact that such liability was an Excluded Liability, Seller and Member shall be jointly and severally responsible for the payment of such Excluded Liability and the lien on the Purchased Assets (which would represent a breach of certain representations under the Agreement) related to such liability.

10.7      Limitation  on  Seller  and  Member  Liability.
          ----------------------------------------------

          Seller's and Member's obligation to indemnify shall be subject to all of the following limitations:

          (a) All Losses shall be computed net of any insurance coverage received by Purchaser with respect thereto that reduces the Loss that would otherwise be sustained; and

          (b) The maximum liability that Seller and Member may be required to pay to Purchaser under this Section 10 shall not exceed an amount equal to the total consideration paid to Seller hereunder by Purchaser.

10.8     Limitation  on  Purchasers  Liability.
         -------------------------------------

          The maximum amount that Purchaser may be required to pay to the Seller under this Section 10 shall be limited to the total consideration paid under this Agreement by Purchaser to the Seller.


                                       11.
                                   THE CLOSING
                                   -----------

11.1      Date,  Time  and  Place  of  Closing.
          ------------------------------------

          Consummation of the transactions contemplated hereby (the "Closing") shall take place on August 30, 2002 (the "Closing Date"), at 12:30 p.m. EDT at the offices of Lindhorst & Dreidame Co., LPA, 312 Walnut Street, Suite 2300, Cincinnati, Ohio 45202, or on such other Closing Date, or at such other time and/or place as the parties may mutually agree upon.

11.2      Conditions  Precedent  to  Purchasers  Obligations.
          --------------------------------------------------

          The obligation of Purchaser to perform in accordance with this Agreement and to consummate the transactions herein contemplated is subject to the satisfaction of the following conditions at or before the Closing:

          (a) Seller shall have complied with and performed all of the representations, warranties, agreements and covenants hereunder required to be performed by it prior to or at the Closing;

          (b) There shall be no pending or threatened legal action which, if successful, would prohibit consummation or require substantial rescission of the transactions contemplated by this Agreement;

          (c) The business, aggregate properties and operations of the Seller shall not have been materially adversely affected as a result of any fire, accident or other casualty or any labor disturbance or act of God or the public enemy, and there shall otherwise have been no material adverse change to the business, aggregate properties, or operations of the Seller since July 31, 2002;

          (d) Seller shall have delivered to Purchaser at or before the Closing, the following documents, all of which shall be in form and substance reasonably acceptable to Purchaser and its counsel:

               (i) The instruments of transfer required by Sections 2.5 and 2.6;

               (ii) Releases  (or copies thereof) of all liens, claims, charges, encumbrances, security interests and restrictions on the Purchased Assets necessary to provide Purchaser with good title to the Purchased Assets at the Closing;

              (iii) Certified  copies  of  all  actions taken by the Member of
                    Seller authorizing the execution, delivery and performance of this Agreement;

               (iv) Certificates  of  Existence for Seller from the Secretary of
                    State of Ohio dated no earlier than fifteen (15) days prior to Closing;

               (v) Opinion Letter of Lasko and Lind Co., LPA, containing the opinions set forth in Exhibit K;

               (vi) The  Seller  and  Member  shall  have  entered  into  the non-competition agreements as set forth in the respective Exhibits;

              (vii) J.  Blackburn  shall  have  entered  into  the  Employment
                    Agreement  set  forth  in  Exhibit  I.

          (f) Purchaser shall have received assurances in form and substance satisfactory to it (that may include insurance certificates) that Seller has made all provisions necessary under applicable law, with regard to an employer's obligation to provide for a continuation of health insurance and other benefits of any employee, who is not employed by Seller following termination of employment.

11.3     Conditions  Precedent  to  Seller's  Obligations.
         ------------------------------------------------

          The obligation of Seller to perform in accordance with this Agreement and to consummate the transactions herein contemplated is subject to the satisfaction of the following conditions at or before the Closing:

          (a) Performance by Purchaser of all of the representa-tions, warranties, agreements and covenants to be performed by it at or before the Closing;

          (b) There shall be no pending or threatened legal action which, if successful, would prohibit consummation or require substantial rescission of the transactions contemplated by this Agreement;

          (c) Purchasers representations and warranties shall be true and correct as of the Closing Date;

          (d) Purchaser shall deliver to the Seller at or before the Closing the following documents, all of which shall be in form and substance acceptable to the Seller and its counsel:

               (i) A certified or bank cashier's check or wire transfer for the aggregate amount to be paid to Seller at the Closing pursuant to Section 4.2(a) hereof;

               (ii) A  Promissory  Note  as  set forth in Section 4.2(b) hereof;

              (iii) An  assumption  of liability agreement under which Purchaser assumes  the  liabilities  set  forth  in  Section  3.1;

               (iv) Certified copies of the corporate actions taken by Purchaser authorizing the execution, delivery and performance of this Agreement;

               (v) Certificate of Good Standing for Purchaser from the Secretary of State of Delaware dated no earlier than fifteen
                    (15)  days  prior  to  the  date  of  Closing;

               (vi) Opinion  Letter  of  Lindhorst  &  Dreidame,  counsel  for
                    Purchaser, addressed to Seller and dated the Closing Date, containing the opinions set forth in Exhibit L.


                                       12.
                               GENERAL PROVISIONS
                               ------------------

12.1      Publicity.
          ---------

          All public announcements relating to this Agreement or the transactions contemplated hereby will be made by Purchaser with the consent of the Seller, which consent will not be unreasonably withheld, except for any disclosure which may be required because of Purchaser's parent company, PCR, being a publicly-traded corporation on the over-the-counter market.

12.2      Expenses.
          --------

          Purchaser will bear and pay all of its expenses incident to the transactions contemplated by this Agreement which are incurred by Purchaser or its representatives, and Seller shall bear and pay all of the expenses incident to the transactions contemplated by this Agreement which are incurred by Seller or its representatives.

12.3      Notices.
          -------

          All notices and other communications required by this Agreement shall be in writing and shall be deemed given if delivered by hand or mailed by registered mail or certified mail, return receipt requested, to the appropriate party at the following address (or at such other address for a party as shall be specified by notice pursuant hereto):

          (a)  If  to  Purchaser  to:

                    Pomeroy Select Integration Solutions, Inc. 1020 Petersburg Road
                    Hebron,  Kentucky  41048

               With  a  copy  to:

                    James  H.  Smith  III,  Esq.
                    Lindhorst  &  Dreidame
                    312  Walnut  Street,  Suite  2300
                    Cincinnati,  Ohio  45202

          (b)  If  to  Seller,  to:

                    Verity  Solutions,  LLC
                    3052  Waterfall  Way
                    Westlake,  Ohio  44145

               With  a  copy  to:

                    Ron  Lasko,  Esq.
                    Lasko  and  Lind  Co.,  LPA
                    1350  Euclid  Avenue,  Suite  1500
                    Cleveland,  Ohio  44115-1815

          (c)  If  to  Member,  to:

                    John  R.  Blackburn
                    3052  Waterfall  Way
                    Westlake,  Ohio  44145

12.4      Binding  Effect.
          ---------------

          Except as may be otherwise provided herein, this Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

12.5      Headings.
          --------

          The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

12.6      Exhibits.
          --------

          The Exhibit and Disclosure Schedule referred to in this Agreement constitute an integral part of this Agreement as if fully rewritten herein.

12.7      Counterparts.
          ------------

          This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which constitute together one and the same document.

12.8      Governing  Law.
          --------------

          This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio, without regard to its laws regarding conflict of laws.

12.9      Severability.
          ------------

          If any provision of this Agreement shall be held unenforceable, invalid, or void to any extent for any reason, such provision shall remain in force and effect to the maximum extent allowable, if any, and the enforceability or validity of the remaining provisions of this Agreement shall not be affected thereby.

12.10     Waivers;  Remedies  Exclusive.
          -----------------------------

          No waiver of any right or option hereunder by any party shall operate as a waiver of any other right or option, or the same right or option with respect to any subsequent occasion for its exercise, or of any right to damages. No waiver by any party of any breach of this Agreement or of any representation or warranty contained herein shall be held to constitute a waiver of any other breach or a continuation of the same breach. No waiver of any of the provisions of this Agreement shall be valid and enforceable unless such waiver is in writing and signed by the party granting the same. Except as otherwise provided in the Subordinated Promissory Note, Employment Agreements, and the Covenant Not to Compete Agreements, the indemnification provided for by Section 10 herein shall constitute the exclusive remedy of any party with respect to (i) the matters for which such indemnification is provided and (ii) any other matters arising out of, relating to or connected with this Agreement or the transactions contemplated hereby, and whether any claims or causes of action asserted with respect to any such matters are brought in contract, tort or other legal theory whatsoever. Such limitations set forth in this Section 12.10 shall not impair the rights of any of the parties: (a) to seek non-monetary equitable relief, including (without limitation) specific performance or injunctive relief to address any default or breach of this Agreement; or (b) to seek enforcement, collection, damages or any non-monetary equitable relief to address any subsequent default or breach of any transfer document, assumption, consent or agreement to be delivered at Closing hereunder or to seek declaratory relief or any related relief relating to certain issues that may arise under Sections 4.5, 5.1 and 5.2. In connection with the seeking of any non-monetary equitable relief, each of the parties acknowledge and agree that the other parties hereto would be damaged irrevocably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agree that the other parties hereto shall be entitled to an injunction or injunctions or prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof by any competent court having jurisdiction over the parties. Accordingly, each of the parties hereto agree that the other parties hereto shall be entitled to an injunction or injunctions or prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and conditions hereof by any state court of competent jurisdiction.

12.11     Assignments.
          -----------

          Except as otherwise provided in this Agreement, no party shall assign its rights or obligations hereunder prior to Closing without the prior written consent of the other party.

12.12     Entire  Agreement.
          -----------------

          This Agreement and the agreements, instruments and other documents to be delivered hereunder constitute the entire understanding and agreement concerning the subject matter hereof. All negotiations between the parties hereto are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto between the parties other than those incorporated herein and to be delivered hereunder. Except as otherwise expressly contemplated by this Agreement, nothing expressed or implied in this Agreement is intended or shall be construed so as to grant or confer on any person, firm or corporation other than the parties hereto any rights or privilege hereunder. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.

12.13     Business  Records.
          -----------------

          Seller and Member shall be permitted to retain copies of such books and records relating to the Purchased Assets and relating to the accounting and tax matters of the Business and to have access to all original copies of records so delivered to Purchaser at reasonable times, for any reasonable business purpose, for a period of six (6) years after the Closing.

12.14     Dissolution  of  Seller.
          -----------------------

          Purchaser acknowledges that following the Closing, Seller may adopt a plan of liquidation with the intent to dissolve the limited liability company. Provided, however, Seller and Member agree that the plan of liquidation will not be effectuated and implemented by Seller until all the conditions set forth in Section 2 of this Agreement regarding the transfer of all the respective Purchased Assets have been effectuated by Seller. Seller acknowledges that Purchaser will suffer irreparable harm in the event that Seller would liquidate prior to satisfying all of its obligations under the terms of this Agreement and the exhibits hereto.

12.15     Effective  Date  of  Agreement.
          -------------------------------

          This Agreement shall be effective at the close of business on the Closing Date.


                                       13.
                            CONSENT TO GRANTING OF A
                            ------------------------
                   SECURITY INTEREST IN ACQUISITION DOCUMENTS
                   ------------------------------------------

13.1 Seller consents and agrees that upon the Closing of this transaction, Purchaser shall have the right to grant to Deutsche Financial Services Corporation, as Administrative Agent for the benefit of various lenders under a Credit Facilities Agreement, and Purchaser and various Affiliates of such parties, a first priority security interest and lien on all of Purchasers rights, remedies, claims and interests under all the acquisition documents for this transaction.

          Seller agrees to execute at Closing an assignment of rights agreement, a copy of which is attached hereto as Exhibit M.


The parties hereto have executed this Agreement as of the date first above written.


WITNESSES:                         VERITY  SOLUTIONS,  LLC


___________________________        By:__________________________________
                                        JOHN  R.  BLACKBURN
___________________________        Its: Managing  Member

                                   POMEROY  SELECT  INTEGRATION
                                   SOLUTIONS,  INC.


___________________________        By:____________________________________
                                        STEPHEN  E.  POMEROY
___________________________        Its:     CEO



___________________________        MEMBER:

___________________________        ________________________________________
                                   JOHN  R.  BLACKBURN